SCHEDULE 14A

                             (Rule 14a-101)

                INFORMATION REQUIRED IN PROXY STATEMENT

                        SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                          Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                TOUCHSTONE APPLIED SCIENCE ASSOCIATES,  INC.
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              (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.   Title of each class of securities to which transaction applies:

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2.   Aggregate number of securities to which transaction applies:

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3.   Per unit price or other underlying value of transaction
     computed pursuant to Exchange Act Rule 0-11:

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4.   Proposed maximum aggregate value of transaction:

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5.   Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.   Amount previously paid:

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2.   Form, Schedule or Registration Statement No.:

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3.   Filing Party:

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4.   Date Filed:

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



                TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                    4 Hardscrabble Heights, P.O. Box 382
                        Brewster, New York  10509

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       To be held on April 30, 2004

To the Stockholders of Touchstone Applied Science Associates, Inc.:

           NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC., a Delaware corporation (the "Company"), will be held at the Company's headquarters at 4 Hardscrabble Heights, Brewster, New York 10509 on Friday, April 30, 2004 at the hour of 10:00 a.m. local time for the following purposes:

           (1)     To elect Directors of the Company; and

           (2) To transact such other business as may properly come before the Meeting.

           Only stockholders of record at the close of business on March 25, 2004 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                  By Order of the Board of Directors,


                                  LINDA G. STRALEY
                                  Vice President and Secretary

Brewster, New York
March 31, 2004

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON

                   [THIS PAGE INTENTIONALLY LEFT BLANK]

                TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.

                   4 Hardscrabble Heights, P.O. Box 382
                        Brewster, New York  10509


                     ANNUAL MEETING OF STOCKHOLDERS
                       To be Held April 30, 2004

                             PROXY STATEMENT

           This Proxy Statement and the accompanying proxy are furnished by the Board of Directors of Touchstone Applied Science Associates, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") to be
held on April 30, 2004.   The Annual Meeting will be held at the
Company's headquarters at 4 Hardscrabble Heights, Brewster, New York 10509 on Friday, April 30, 2004 at the hour of 10:00 a.m. local time for the purposes set forth in the foregoing Notice of Annual Meeting. It is contemplated that this Proxy Statement, together with the accompanying form of proxy and the Company's Annual Report for the fiscal year ended October 31, 2003 ("Fiscal 2003"), will be mailed together to stockholders on or about March 31, 2004.

           Stockholders of record at the close of business on March 25, 2004 are entitled to notice of, and to vote at, the Meeting. On that date, there were issued and outstanding 2,613,453 shares of Common Stock, par value $0.0001 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote.

           The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, a holder of Common Stock shall be entitled to one vote in person or by proxy, for each share held in his, her or its name on the record date.
Directors will be elected by a plurality of the votes cast at the Meeting. The ratification or approval of all other proposals will be decided by a majority of the votes cast at the Meeting. Shares represented by proxies marked to withhold authority to vote, and shares represented by proxies that indicate that the broker or nominee stockholder thereof does not have discretionary authority to vote them will be counted to determine the existence of a quorum at the Meeting but will not affect the plurality or majority vote required. However, because abstentions with respect to any matter are treated as shares present in person or represented by proxy and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as a negative vote on matters other than the election of directors.

           All proxies received pursuant to this solicitation will be voted (unless revoked) at the Meeting or any adjournment thereof in the manner directed by a stockholder and, if no direction is made, will be voted FOR the election of each of the management nominees for directors in Proposal No. 1. If any other matters are properly presented at the Meeting for action, which are not presently anticipated, the proxy holders will vote the proxies (which confer authority to such holders to vote on such matters) in accordance with their best judgment. A proxy given by a stockholder may nevertheless be revoked at any time before it is voted by communicating such revocation in writing to the transfer agent, American Stock Transfer & Trust Company, at 40 Wall Street, New York, New York 10005 or by executing and delivering a later-dated proxy. Furthermore, any person who has executed a proxy but is present at the Meeting may vote in person instead of by proxy, thereby canceling any proxy previously given, whether or not written revocation of such proxy has been given.

           As of the date of this Proxy Statement, the Board of Directors knows of no matters other than the foregoing which will be presented at the Meeting. If any other business should properly come before the Meeting, the accompanying form of proxy will be voted in accordance with the judgment of the persons named therein, and discretionary authority to do so is included in the proxy. All expenses in connection with the solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone, telecopier, telegraph or personal calls. Management does not intend to use specially engaged employees or paid solicitors for such solicitation. Management intends to solicit proxies which are held of record by brokers, dealers, banks, or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold the shares.


            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                    MANAGEMENT AND DIRECTOR NOMINEES

           The following table sets forth certain information regarding the beneficial ownership of the Company's Common
Stock, as of March 25, 2004, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's officers and directors and director nominees; and (iii) all officers and directors as a group. As of March 25, 2004, there were 2,613,453 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote per share.



Name and Address of
Beneficial Owners,
Directors and Officers      Shares of Common Stock     Percent of Common Stock
and Director Nominees         Beneficially Owned         Beneficially Owned
------------------------------------------------------------------------------


5% Beneficial Owners:
--------------------
Cahill, Warnock Strategic
Partners Fund, L.P.               592,849(1)(2)                  21.6%
c/o Cahill, Warnock & Co., LLC
1 South Street, Suite 2150
Baltimore, MD 21202

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Heidtke & Company                 215,000                         8.2%
P.O. Box 190666
Nashville, Tennessee 37219
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Officers and Directors:
-----------------------
------------------------------------------------------------------------------

Michael D. Beck                   174,875(3)                      6.5%
4 Hardscrabble Heights
Brewster, NY 10509

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Steven R. Berger                   11,625(4)                         *
620 Fifth Avenue
New York, NY 10020

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Peter A. Duhamel                   74,000(5)                      2.8%
4 Hardscrabble Heights
Brewster, NY 10509

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Donald W. Hughes                  635,699(6)                     23.0%
1 South Street, Suite 2150
Baltimore, MD 21202

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Chris L. Nguyen                        --(7)                      --
4205 St. Paul St.
Baltimore, MD 21218

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Andrew L. Simon                   255,088(8)                      9.2%
4 Hardscrabble Heights
Brewster, NY 10509

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Linda G. Straley                  124,494(9)                      4.6%
4 Hardscrabble Heights
Brewster, NY 10509

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Thomas G. Struzzieri               17,500(10)                       *
319 Main Street
Saugerties, NY 12477

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David L. Warnock                  638,199(11)                    23.1%
1 South Street, Suite 2150
Baltimore, MD 21202

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Officers, Directors and         1,305,781(12)                    42.5%
Director Nominees as a
a Group (9 persons)

------------------------------------------------------------------------------


________________
     * Less than 1%


(footnotes to Security Ownership Table)

           (1) Includes 130,799 shares that Cahill, Warnock Strategic Partners Fund, L.P. (the "Fund") has the right to acquire pursuant to currently exercisable warrants (the "Fund Warrants"). Excludes (a) 25,602 shares, and (b) 7,248 shares which may be acquired pursuant to currently exercisable warrants (the "Strategic Warrants"), owned by Strategic Associates, L.P., an affiliate of the Fund, but as to which the Fund disclaims beneficial ownership. ("Strategic Associates"; together, with the Fund, the "Cahill, Warnock Entities"). Pursuant to the Investor Rights Agreement (the "Investor Rights Agreement") between the Company and the Cahill, Warnock Entities, the Company has agreed that so long as the Cahill, Warnock Entities own at least 50% of the Fund Warrants and the Strategic Warrants (the "Warrants") (or if the Warrants have been exercised, the shares issuable pursuant thereto), the Cahill, Warnock Entities have the right to nominate two directors to the Board of Directors of the Company. David L. Warnock and Donald W. Hughes are the two current directors who were nominated by the Cahill, Warnock Entities. Pursuant to the Investor Rights Agreement, the directors and executive officers of the Company have agreed, at each meeting of stockholders for the purpose of electing directors, to cast their eligible votes in favor of the nominees of the Cahill, Warnock Entities.

           (2) Edward L. Cahill, David L. Warnock and Donald W. Hughes are general partners of Cahill, Warnock Strategic Partners, L.P. ("Cahill, Warnock Partners"), the Fund's sole general partner, and the sole general partner of Strategic Associates. Each of David L. Warnock and Donald W. Hughes is also a director of the Company (see footnotes 6 and 11 to this table).

           (3) Includes (i) 42,000 shares which are owned jointly with Mr. Beck's wife, (ii) 9,375 shares owned by Mr. Beck's daughter, and (iii) 88,750 shares which Mr. Beck has the right to acquire upon the exercise of currently exercisable stock options or options that will become exercisable within 60 days. Excludes (i) 9,375 shares owned by Mr. Beck's wife, as to which Mr. Beck disclaims beneficial ownership; and (ii) 12,000 shares which are the subject of options that are not currently exercisable.

           (4) Includes 8,125 shares which Mr. Berger has the right to acquire upon the exercise of currently exercisable stock options or stock options which become exercisable within 60 days.

           (5) Includes 58,000 shares which are the subject of options granted to Mr. Duhamel which are currently exercisable or stock options which become exercisable within 60 days. Excludes 5,000 shares which are the subject of options that are not currently exercisable.

           (6) Includes (i) 487,652 shares owned by the Cahill Warnock Entities, (ii) 130,799 shares which the Fund has the right to acquire pursuant to the Fund Warrant; (iii) 7,248 shares which Strategic Associates, has the right to acquire pursuant to the Strategic Warrant (see footnotes 1 and 2 to this table); and (iv) 10,000 shares which Mr. Hughes has the right to acquire upon the exercise of options currently exercisable stock options or stock options which become exercisable within the next 60 days.

           (7) Mr. Nguyen is a nominee for director, and does not otherwise hold any position with the Company.

           (8) Includes 161,875 shares which Mr. Simon has the right to acquire upon the exercise of currently exercisable stock options or stock options that will become exercisable within 60 days. Excludes (i) 375 shares of Common Stock owned by the retirement account of Mr. Simon's wife, as to which Mr. Simon disclaims beneficial ownership, and (ii) 20,000 shares which are the subject of options that are not currently exercisable.

           (9) Includes 73,800 shares which Ms. Straley has the right to acquire upon the exercise of currently exercisable stock options or options that will become exercisable within 60 days. Excludes 6,000 shares which are the subject of options that are not currently exercisable.

           (10) Includes 12,500 shares which Mr. Struzzieri has the right to acquire upon the exercise of currently exercisable stock options or options which become exercisable within the next 60 days.

           (11) Includes: (i) 487,652 shares owned by the Cahill Warnock Entities, (ii) 130,799 shares which the Fund has the right to acquire pursuant to the Fund Warrant; (iii) 7,248 shares which Strategic Associates, has the right to acquire pursuant to the Strategic Warrant (see footnotes 1 and 2 to this table), and (iv) 12,500 shares which Mr. Warnock has the right to acquire upon the exercise of currently exercisable stock options or stock options which become exercisable within 60 days.

           (12) Includes 459,300 shares which officers and directors have the right to acquire upon the exercise of currently exercisable stock options, options which become exercisable within the next 60 days, and 138,047 shares which the Cahill Warnock Entities have the right to acquire upon the exercise of currently exercisable warrants. Excludes 43,000 shares which are the subject of options that are not currently exercisable.


                         CORPORATE GOVERNANCE

           The Company is committed to the highest level of honesty, integrity and ethics. The Company regularly reviews its corporate governance policies in light of legal, regulatory and corporate governance changes.

           The Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") marked the beginning of legislative and regulatory reforms of the corporate governance process in the United States. Sarbanes-Oxley contains very specific provisions with respect to the operation of the boards of directors and the committees thereof. Pursuant to Sarbanes-Oxley, the Securities and Exchange Commission (the "SEC") has adopted extensive regulations applicable to the corporate governance of corporations with a class of stock registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, pursuant to the authority and directives of Sarbanes-Oxley, the New York Stock Exchange, the Nasdaq Stock Market and other stock exchanges regulated under the Exchange Act have adopted listing standards, policies and procedures applicable to companies whose securities are traded on the respective exchanges. Effective July 1, 2001, the Company's Common Stock trades on the Nasdaq Electronic Bulletin Board.
The SEC has stated that the Nasdaq Electronic Bulletin Board does not constitute an exchange, and accordingly, a company whose shares are traded only on the Nasdaq Electronic Bulletin Board is not subject to the additional listing standards and regulations issued by the regulated stock exchanges. The Company is a "small business issuer" as such term is defined in the Exchange Act, and consequently, certain of the SEC's regulations on corporate governance do not become binding on the Company as a small business issuer until fiscal 2005. Nevertheless, it is the Company's intention to adhere as closely as possible to the "best practices" in the market regarding corporate governance, subject to the limitations inherent in the Company's current size and operations.


                         PROPOSAL NO. 1


                      ELECTION OF DIRECTORS

   MANAGEMENT RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION OF
            THE NOMINEES TO THE BOARD OF DIRECTORS.

           Eight directors are to be elected at the Meeting for terms of one year each and until their successors shall be elected and qualified. The nominees were approved by the Board as nominees in accordance with the Board's corporate governance policies. The Company does not currently have a nominating committee.

           It is intended that votes will be cast pursuant to the enclosed proxy for the election of the eight persons whose names are first set forth below unless authority to vote for one or more of the nominees is withheld by the enclosed proxy, in which case it is intended that votes will be cast for those nominees, if any, with respect to whom authority has not been withheld.
In the event that any of the nominees should become unable or unwilling to serve as a director, a contingency which the management has no reason to expect, it is intended that the proxy be voted, unless authority is withheld, for the election of such person, if any, as shall be designated by the Board of Directors.

           DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES
CAST AT THE MEETING.

           The following table sets forth information concerning each person nominated to serve as a director of the Company:

                                    First Became
    Name                     Age      Director         Current Position
    ----                     ---      --------         ----------------

Michael D. Beck              57        1997         Director; Vice President,
                                                    TASA; President and Chief
                                                    Executive Officer, Beck
                                                    Evaluation & Testing
                                                    Associates, Inc. ("BETA")

Steven R. Berger(1)(2)       48        1996         Director

Donald W. Hughes(1)          53        2001         Director

Chris L. Nguyen              42         --          --

Andrew L. Simon              61        1995         Chairman of the Board of
                                                    Directors; Chief Executive
                                                    Officer, TASA; President,
                                                    TASA

Linda G. Straley             47        1994         Director; Vice President,
                                                    TASA; Secretary, TASA

Thomas G. Struzzieri(1)(2)   45        2000         Director

David L. Warnock(2)          46        1998         Director


(1)   Member of the Audit Committee
(2)   Member of the Compensation Committee

           Each director shall hold office until the earlier of the next annual meeting of the Company's stockholders or his or her resignation and until a successor is selected and qualified.

           MICHAEL D. BECK was elected as a Director of the Company in March 1997 and has been Vice President of the Company since January 1997. Mr. Beck is also a Director and President and Chief Executive Officer of BETA and is a Director of MLP. Since 1983, Mr. Beck has been President of BETA, which provides consulting and contractual services to school districts, state education departments and test and textbook publishers. As of January 2, 1997, BETA became a wholly-owned subsidiary of the Company and Mr. Beck continues to serve as the President of BETA. Mr. Beck has also provided consulting services on matters of educational research and assessment for various military, governmental and commercial organizations. Mr. Beck received an A.B. from John Carroll University and an M.A. from Fordham University.

           STEVEN R. BERGER was elected as a Director of the Company in March 1996 and he also serves on each of the Company's Compensation and Audit Committees. Mr. Berger was a partner in the law firm of Salans from January 1989 through September 2002. Salans acted as special securities counsel to the Company from January 1995 through September 2002. Mr. Berger is currently a shareholder in the law firm of Vedder, Price, Kaufman & Kammholz, P.C. in New York City. The Company has retained Vedder, Price, Kaufman & Kammholz, P.C. since October 2002 as its special securities counsel. Mr. Berger received an A.B. from Harvard University and a J.D. from Harvard Law School.

           DONALD W. HUGHES was elected as Director in June 2001. Since July 2001, Mr. Hughes has served on, and is Chairman of, the Company's Audit Committee. Since 1999, Mr. Hughes has served as Executive Vice President and Chief Financial Officer of Camden Partners, Inc., and a member of and Chief Financial Officer of Camden Partners Holdings, LLC, each of which is an affiliate of Cahill Warnock. Mr. Hughes has served as an officer of Cahill Warnock since February 1997 and is a General Partner and Chief Financial Officer of Cahill Warnock. Prior to joining Cahill Warnock in February 1997, Mr. Hughes had served as Vice President, Chief Financial Officer and Secretary of Capstone Pharmacy Services, Inc. from December 1995 and as Executive Vice President and Chief Financial Officer of Broventure Company, Inc., a closely-held investment management company, from July 1984 to November 1995. Mr. Hughes also serves on the boards of Occupational Health + Rehabilitation
Inc, and AgilQuest, Inc. Mr. Hughes received a B.A. from Lycoming College and an M.S.F. from Loyola College in Maryland, and is a Certified Public Accountant.

           CHRIS L. NGUYEN is a nominee for Director, and does not otherwise hold any position with the Company. Mr. Nguyen was a senior executive with Sylvan Learning Systems from 1989 to 1996. During his tenure at Sylvan, Mr. Nguyen was
COO of Sylvan's computer-based testing division, Sylvan Prometric. From 1996 through 2001, Mr. Nguyen was President and CEO of Caliber Learning Network, a publicly-traded company specializing in distance learning services for adults. Currently, Mr. Nguyen is the principal and owner of Dynanet Consulting Services, LLC. Dynanet provides management consulting and technology development services to companies within the education and testing markets. Mr. Nguyen received a B.A from Johns Hopkins University.

           ANDREW L. SIMON was elected as Director and as President and Chief Financial Officer of the Company in March 1995. Mr. Simon serves as Chairman of the Board of Directors. Mr. Simon is also a Director and Secretary of BETA. He served as Interim President of TASA from June 1994 through March 1995. He was a founder of the Company and previously served as a Director from 1976 to 1991 and has acted as a financial consultant to the Company since its inception in 1976. From 1983 to 1986, he was a Vice President/Marketing Division Head in the Private Clients Group at Bankers Trust Company. He was a Vice President at Citibank, NA, where he held a number of senior marketing and sales positions, from 1980 to 1983. Prior to 1980, Mr. Simon served as Marketing Director for several consumer package goods companies including Norcliff-Thayer and Lederle Laboratories. He holds an M.B.A. from Columbia University and a B.A. from Washington University. Mr. Simon is on The George Washington University National Council for Education and Human Development and a director of The Hudson Valley Trust.

           LINDA G. STRALEY was elected as a Director of the Company and has been Vice President since June 1994. From June 1994 through March 1995, she was Chairman of the Board of Directors. She has been Secretary since August 1992 and, from 1984 to 1994, she served as director of DRP Services for the Company. Ms. Straley received a B.A. in Education from Bethany College and an M.S. in Educational Psychology and Statistics from the State University of New York.

           THOMAS STRUZZIERI was elected a Director of the Company in June 2000. He serves on each of the Company's Audit and Compensation Committees. Mr. Struzzieri is the owner of HITS, a special events production company. HITS currently produces major equestrian circuits in California, Florida, Virginia, New York, Arizona, and Nevada. He is a director of the American Horse Shows Association and President of the National Hunter Jumper Council. He is on the Board of Directors of the United Way of Dutchess County, the Rhinebeck Center for Performing Arts, the Bardavon Opera House, the Boy Scouts of American of Dutchess County and the Astor Home for Children.
Mr. Struzzieri is also a trustee of Vassar Hospital and a member of the Business and Community Leaders' Advisory Committee of the Institute of Ecosystems Studies. He attended Vassar College.

           DAVID L. WARNOCK was elected as a Director of the Company in October 1998 and, since that time, he has also served on the Company's Compensation Committee. Since 1999, Mr. Warnock has been President and Chief Executive Officer of each of Camden Partners, Inc. and Camden Partners Holdings, LLC, each of which is an affiliate of Cahill Warnock. Mr. Warnock is a founding partner of Cahill, Warnock & Company, LLC, an asset management firm established in 1995 to invest in small public companies. From 1983 to 1995, Mr. Warnock was with T. Rowe Price Associates in senior management positions, including President of the corporate general partner of T. Rowe Price Strategic Partners and T. Rowe Price Strategic Partners II, and as the Executive Vice President of T. Rowe Price New Horizons fund. Mr. Warnock also serves on the Boards of Directors of Blue Rhino Corp., Bridges Learning Systems, Concorde Career Colleges, Inc., Environmental Safeguards, Inc., the National Alliance to End Homelessness, the Center for Fathers, Families and Workforce Development, Nobel Learning Communities, and CardSystems Solutions, Inc. Mr. Warnock received a B.A. in History from the University of Delaware and a Masters in Finance from the University of Wisconsin.

           Pursuant to the Investor Rights Agreement, the Company has agreed that so long as Cahill, Warnock Strategic Partners Fund, L.P. and Strategic Associates, L.P. (collectively, the "Investors") own at least 50% of the warrants (the "Warrants") issued in connection with a certain Securities Purchase
Agreement (the "Securities Purchase Agreement") (or, if the Warrants have been exercised, the shares issuable pursuant thereto), the Investors shall have the right to nominate two directors to the Board of Directors of the Company. David L. Warnock and Donald W. Hughes are the two current directors who were nominated by the Investors. Pursuant to a certain Investor Rights Agreement executed simultaneously with the Securities Purchase Agreement, the directors and executive officers of the Company have agreed, at each meeting of stockholders for the purpose of electing directors, to cast their eligible votes in favor of the nominees of the Investors.

BOARD OF DIRECTORS

           The Board of Directors believes that the composition of the Board is largely responsible for the Board's effectiveness in fulfilling its management oversight responsibilities. In Fiscal 2003, the Company's Board was comprised of seven directors, of whom three (Messrs. Simon and Beck and Ms. Straley) are management directors and the other four are non-management directors. Two of the non-management directors
(Messrs. Warnock and Hughes) would not be considered
"independent" under the listing standards of either the New York
Stock Exchange or the Nasdaq Stock Market because they are principals of a more than 20% stockholder of the Company. One non-management director (Mr. Berger) is a partner in the law firm that acts as special securities counsel to the Company, and accordingly, he would not be considered independent under such rules because of the fees paid to his law firm for legal services. See Certain Relationships and Related Transactions". Mr. Struzzieri does not satisfy the independence criteria contained in the listing standards. If Mr. Nguyen is elected as a director of the Company, he also will satisfy the independence criteria under the listing standards of either the New York Stock Exchange or the Nasdaq Stock Market.
Though technically the Company does not have a majority of its Board comprised of "independent" directors, the Company does have the majority of its Board comprised of non-management directors. The non-management directors reasonably believe that they are able to provide independent judgment on behalf of the Company.

           The Company does not have a formal nominating committee. The entire Board considers and recommends the nominees to the Board of Directors. The Board considers the appropriate balance of experience, skills and characteristics required of the Board of Directors. Nominees for directors are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company's business and willingness to devote adequate time to Board duties. At the current time, the Company's business and operations do not generate a large pool of potential candidates for directors. The Board does not believe that the presence of a nominating committee would alter the situation.

           The Board believes that qualified incumbent directors are generally uniquely positioned to provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director of the Company. The value of these benefits may outweigh other factors. Therefore, it is expected that the Board will generally consider renomination of incumbent directors, provided they continue to meet the director qualification criteria adopted by the Board. However, the Board is not required to nominate eligible incumbent directors for re-election. In considering an incumbent director as a nominee, the Board shall assess such individual's performance and contribution during the prior year and evaluate any changes in circumstances relating to such individual's ability to continue to fulfill the responsibilities of being a director of the Company. Of the eight nominees for directors standing for election pursuant to this Proxy Statement, seven are incumbent directors.

           The Board will consider candidates for directors recommended by stockholders in accordance with the criteria it uses for all directors. To date, the Company has not received any recommendations for directors from any stockholder. To recommend a prospective nominee for consideration by the Board, a stockholder should submit the candidate's name and qualifications to the Secretary of the Company, at the address of the Company, 4 Hardscrabble Heights, Brewster, New York 10509. Submissions should include: (a) the proposed candidate's name and qualifications (including a five-year employment history with employer names and description of responsibilities, and whether such individual can and understand financial statements; (b) the name and record address of the stockholder or stockholders recommending such candidate; (c) the number of shares of stock that are beneficially owned by such stockholder or stockholders in the aggregate; and (d) a description of any financial relationship or other relationship between the nominating stockholder and the proposed nominee, or between the nominee and the Company or any of its subsidiaries. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the stockholders. Recommendations received by October 31, 2004, will be considered for nomination at the 2005 Annual Meeting of Stockholders.

           Board Meetings.  During Fiscal 2003, the Board of
           --------------
Directors met six times, including telephonic meetings. Each of the directors of the Company attended at least 75% of the total number of meetings held of the Board and Board committees on which such director served during Fiscal 2003.

           Annual Stockholders Meeting.  The policies adopted by
           ---------------------------
the Board of Directors encourage each director to attend our Annual Meeting of Stockholders each year. Generally, the Board holds its annual organizational meeting immediately after the Annual Meeting, which allows most directors to attend the Annual Meeting. All directors attended our 2003 Annual Meeting.

           Stockholder Communications with Directors.  Any
           -----------------------------------------
stockholder who wishes to communicate directly with the Board of Directors, or any individual director, should direct his or her questions in writing to any director or to all directors c/o Board of Directors, Touchstone Applied Science Associates, Inc., P.O. Box 382, 4 Hardscrabble Heights, Brewster, New York 10509, or by email to tasaboard@tasa.com.

COMMITTEES

           The Board of Directors has two standing committees:
the Audit Committee and the Compensation Committee. The operations of these two committees are discussed in greater detail below.

           Audit Committee.  Under Sarbanes-Oxley, the Audit
           ---------------
Committee is responsible for the appointment, compensation, and oversight of the Company's outside auditors. The Company's outside auditors are now required to report directly to the Audit Committee. The Company's Board has adopted resolutions to comply with Sarbanes-Oxley. The Audit Committee Charter, originally adopted by the Board of Directors in 2000, has been revised in 2004 in order to comply with Sarbanes-Oxley. A copy of the Amended and Restated Audit Committee Charter is included as Exhibit A to this Proxy Statement.

           The Audit Committee is currently comprised of Donald
W. Hughes (Chairman), Steven R. Berger and Thomas Struzzieri, each of whom is a non-management director of the Company. The Report of the Audit Committee for Fiscal 2003 is included below in this Proxy Statement. Though only Mr. Struzzieri technically meets the Sarbanes-Oxley definition of "independence", the Board of Directors of the Company has determined that no member of the Audit Committee has a relationship with the Company that is reasonably likely to interfere with the Audit Committee's ability to perform its functions. The Board believes that each member of the Audit Committee is financially literate, and is qualified to serve on the Audit Committee. The Board further believes that Mr. Hughes qualifies as a "financial expert" on the basis of his business background and experience as he is a Certified Public Accountant and has served as the chief financial officer of several companies including his current employer, Camden Partners. The Board has also determined that, notwithstanding Mr. Hughes' position as an executive officer and affiliate of Cahill Warnock, Mr. Hughes will be able to exercise independent judgment and to perform his Audit Committee responsibilities in a fair and impartial manner. Accordingly, the Board has determined that the best interests of the Company require that Mr. Hughes remain as a member of the Audit Committee and be deemed to be the Audit Committee's financial expert.

           The Audit Committee's primary duties and responsibilities are to: (1) serve as an independent and objective body to monitor the financial reporting process and internal controls of the Company, (2) oversee the quality and integrity of the financial statements of the Company; (3) review and appraise the qualifications, performance and independence of the Company's independent auditors; and (4) monitor the compliance by the Company with legal and regulatory requirements. The Audit Committee has the sole authority to retain and terminate the independent auditors for the Company and to approve any non-audit services proposed to be provided by the independent auditors. The Committee is also required to review annually the terms of engagement and performance of the Company's independent auditors. In connection therewith, the Committee has the sole authority to approve all audit engagement fees and terms, as well as the fees for permissible non-audit services. The Committee meets not less than annually with the independent auditors and the Company's financial management to review the scope and procedures of (i) the audit of the annual financial statements, (ii) the reviews of the Company's quarterly financial statements, (iii) the Company's internal controls, and (iv) any other matters required to be discussed with such auditors under applicable law, rule, regulation or accounting or auditing standard. In addition, the Audit Committee is responsible for monitoring potential conflicts of interest among the Company's officers, directors and employees. The Audit Committee also provides a forum for confidential discussions with employees regarding the professional and ethical behavior of the Company's officers, directors and employees.

           Compensation Committee.  The Compensation Committee is
           ----------------------
responsible for reviewing the performance of the Chief Executive Officer; reviewing and recommending the compensation of the Company's officers, including the Chief Executive Officer; recommending and approving stock option grants and restricted stock and other awards to management under the Company's stock option plans; reviewing and recommending compensation programs including stock option grants, 401(k) contributions and annual bonuses; reviewing and recommending director compensation; and advising the Chief Executive Officer on miscellaneous compensation issues. The Compensation Committee also advises and assists management in formulating policies regarding compensation. The Charter of the Compensation Committee is attached as Exhibit B to this Proxy Statement. During Fiscal 2003, the members of the Compensation Committee were Messrs. Berger, Struzzieri and Warnock, each of whom is a non-management director of the Company.

DIRECTORS COMPENSATION

           The Board of Directors of the Company adopted the Directors Plan in February 1996 in order to aid the Company in attracting, retaining and motivating independent directors, which Directors Plan was approved by the stockholders of the Company on March 29, 1996. The Directors Plan initially authorized awards up to an aggregate of 25,000 shares of Common Stock. In February 2000, the Board of Directors approved an amendment to the Directors Plan increasing to 75,000 the number of shares which may be the subject of stock options under the Directors Plan. The stockholders of the Company approved such amendment at the Annual Meeting of Stockholders on March 31, 2000. Under the Directors Plan, non-qualified stock options to purchase up to 75,000 shares of Common Stock may be granted to non-employee directors of the Company, which options are granted automatically at the times and in the manner stated in the Directors Plan.

           Subject to the terms of the Directors Plan, each non-employee director receives 5,000 options on the day he (she) first is elected to the Board of Directors, and 2,500 options on the date of each annual meeting of the stockholders of the Company, provided he (she) is re-elected to the Board of Directors. The exercise price of stock options granted under the Directors Plan is the fair market value of the Company's Common Stock on the date of grant. The options become exercisable after the first anniversary of the date of grant and the term of the option cannot exceed ten years. On March 31, 2000, the Company granted 7,500 options; on June 7, 2000, the Company granted 5,000 options; on March 30, 2001, the Company granted 10,000 options, on June 6, 2001, the Company granted 5,000 options; and on March 20, 2002, the Company granted 12,500 options under the Directors Plan. On April 25, 2003, the Company granted 10,000 options under the Directors Plan. As of October 31, 2003, an aggregate of 56,875 options were outstanding under the Directors Plan.

           Directors receive no compensation, other than the options pursuant to the Directors Plan, for services in such capacity.

REPORT OF THE AUDIT COMMITTEE

           The Audit Committee is currently comprised of three non-management directors, and operates under a written charter adopted by the Committee and approved by the Board. The Committee assists the Board in monitoring the integrity of the financial statements of the Company, the compliance by the Company with legal and regulatory requirements, the engagement, performance and independence of the Company's external auditors, and the internal controls of the Company. The Committee met separately with the Company's auditors on a quarterly basis in order to assess the quality of the Company's financial statements, the use of estimates and reserves and critical accounting policies, and the application of generally accepted accounting principles. Any non-audit related services to be performed by the Company's independent auditors are now required to be reviewed as to scope and fees and approved in advance by the Audit Committee.

           The Audit Committee held four meetings during Fiscal
2003.

           The Audit Committee reviewed and discussed the unaudited quarterly financial statements for each of the first three fiscal quarters of Fiscal 2003 with management and the Company's auditors, prior to the inclusion of such financial statements in the respective Form 10-QSB Reports. The Audit Committee also reviewed and discussed the audited financial statements of the Company for Fiscal 2003 with management and with the Company's outside auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed under Statement of Auditing Standards No. 61, amended by No. 90 (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee inquired as to the independent accountant's independence and has received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements for Fiscal 2003 be included in the Company's Annual Report on Form 10-KSB. The Audit Committee also reviewed and discussed the unaudited financial statements for the first quarter of Fiscal 2004 with management and with the Company's outside auditors.

           The Company's independent auditors and the Company's internal financial and accounting personnel have unrestricted access to the members of the Audit Committee. Going forward, the Audit Committee will establish a confidential procedure for Company personnel to report any allegation of improper accounting treatment or an improper use of Company property by Company personnel.

Respectively submitted,

The Audit Committee of TASA
Donald W. Hughes (Chairman)
Steven R. Berger
Thomas Struzzieri

                      EXECUTIVE COMPENSATION

           The following table shows compensation for services rendered to the Company during Fiscal 2003, 2002 and 2001, respectively, by the Chief Executive Officer, the President of BETA, the Senior Vice President of TASA, the Company's former Chief Financial Officer, and the former Executive Vice President of the Company's proprietary secondary school unit. Each executive officer serves under the authority of the Board of Directors. No other executive officer of the Company received cash compensation that exceeded $100,000 during Fiscal 2003. Therefore, pursuant to Item 402 of Regulation S-B, only compensation for each of the persons listed below is shown in the Summary Compensation Table below.



                      SUMMARY COMPENSATION TABLE



                                     Annual Compensation                       Long-Term Compensation
                                     ------------------------------------------------------------------
                                                                             Awards             Payouts
                                                                             --------------------------

                                                                                       Securities            All Other
                                                          Other Annual  Restricted      Underlying     LTIP    Compen-
 Name and Principal                                       Compensation    Stock       Options/SARs(1) Payouts  sation
     Position                Year    Salary($)   Bonus($)      ($)      Award(s)($)        (#)          ($)      ($)
--------------------------------------------------------------------------------------------------------------------
Andrew L. Simon,             2003    $227,000    $50,000    $23,346(2)       0           20,000/0(2)     0        0
President, Chief             2002    $219,166    $25,000    $22,125(2)       0           10,000/0(2)     0        0
Executive Officer            2001    $215,000    $40,000    $21,854(2)    10,000(2)      20,000/0(2)     0        0
--------------------------------------------------------------------------------------------------------------------
Michael D. Beck,             2003    $155,250    $65,048    $21,899(3)       0           12,000/0(3)     0        0
Vice President,              2002    $150,000    $25,414    $19,928(3)       0            6,000/0(3)     0        0
TASA; President              2001    $150,000    $47,854    $19,654(3)    10,000(3)      12,000/0        0        0
and Chief
Executive
Officer, BETA
--------------------------------------------------------------------------------------------------------------------
Peter A.                     2003    $155,250    $25,857    $20,834(4)       0            5,000/0(4)     0        0
Duhamel,                     2002    $150,000    $43,902    $18,831(4)       0            6,000/0(4)     0        0
Senior Vice                  2001    $122,260    $40,511    $17,848(4)    10,000(4)      12,000/0(4)     0        0
President, TASA
--------------------------------------------------------------------------------------------------------------------
Denise M.                    2003        0           0           0           0              0            0        0
Stefano, Chief               2002        0           0           0           0              0            0        0
Financial                    2001    $ 91,616        0       $9,945(5)       0              0            0        0
Officer
(resigned
effective July
31, 2001)
--------------------------------------------------------------------------------------------------------------------
Faith Takes,                 2003    $ 87,115        0       $7,531(6)       0              0            0        0
Executive Vice               2002    $150,000        0      $12,093(6)       0              0            0        0
President, TESC;             2001    $150,000        0       $9,945(6)       0              0            0        0
President and
Chief Executive
Officer, MESI
(resigned effective
June 2003)
--------------------------------------------------------------------------------------------------------------------


*(1)	To date, the Company has issued no SARs.
 (2) Includes: contributions to the Company's qualified 401(k) Profit Sharing Plan (the "401(k)") and the Company's Money Purchase Pension Plan (the "Pension Plan") of $10,000 in Fiscal 2003, $8,500 in Fiscal 2002, and $8,500 in Fiscal 2001;
        and $8,250, $9,000, and $9,000 for a company car in Fiscal 2003, 2002, and 2001, respectively. Also includes: restricted shares and options issued after the end of Fiscal 2001 pursuant to the Company's 2000 Stock Incentive Plan, as part of a bonus paid in respect of Fiscal 2001; and stock options issued after the end of Fiscal 2002 pursuant to the Company's 2000 Stock Incentive Plan, as part of the bonus paid in respect to Fiscal 2002.
(3)	Includes: contributions to the Company's 401(k) and Pension
        Plan of $10,000 in Fiscal 2003, $8,500 in Fiscal 2002; and $8,500 in Fiscal 2001; and $7,091, $7,091, and $7,091 for a
        company car in Fiscal 2003, 2002, and 2001, respectively.
        Also includes: restricted shares and options issued after the end of Fiscal 2001 pursuant to the Company's 2000 Stock Incentive Plan, as part of a bonus paid in respect of Fiscal 2001; and stock options issued after the end of Fiscal 2002 pursuant to the Company's 2000 Stock Incentive Plan, as part of the bonus paid in respect to Fiscal 2002.
(4)	Includes: contributions to the Company's 401(k) and Pension
        Plan of $10,000 in Fiscal 2003, $8,500 in Fiscal 2002 and $8,500 in Fiscal 2001; and $5,994, $5,994 and $5,994 for a
        company car in Fiscal 2003, 2002 and 2001, respectively. Also includes: restricted shares and options issued after the end of Fiscal 2001 pursuant to the Company's 2000 Stock Incentive Plan, as part of a bonus paid in respect of Fiscal 2001; and stock options issued after the end of Fiscal 2002 pursuant to the Company's 2000 Stock Incentive Plan, as part of the bonus paid in respect to Fiscal 2002.
(5)	Includes: contributions to the Company's 401(k) and Pension
        Plan of $0 in Fiscal 2003, $0 in Fiscal 2002 and, $4,581 in Fiscal 2001 and $0, and $2,541for a company car in Fiscal 2003, 2002 and 2001, respectively.
(6)	Includes: $4,990, $8,556 and $8,556 for a company car in
        Fiscal 2003, Fiscal 2002, and Fiscal 2001, respectively.

EMPLOYMENT CONTRACTS

           On March 1, 1996, the Company entered into an employment agreement with each of Andrew L. Simon and Linda G. Straley, pursuant to which the Company agreed to employ Mr. Simon and Ms. Straley, and each of Mr. Simon and Ms. Straley agreed to remain, as the Company's President and Chief Executive Officer, and Vice President, respectively, for a term of three years, subject to automatic yearly extensions and certain rights of termination as provided in each such agreement.

           As of January 2, 1997, the Company entered into an employment agreement with Michael D. Beck, pursuant to which the Company agreed to employ Mr. Beck, and Mr. Beck agreed to remain, as Vice President of TASA and President and Chief Executive Officer of BETA, for a term of three years, subject to automatic yearly extensions and certain rights of termination as provided in such agreement.

           In the employment agreements with each of Messrs. Simon and Beck and Ms. Straley, the Company has agreed to provide for certain benefits and protections for such executive officers in connection with a change of control of the Company. Such agreements provide that upon the occurrence of a change of control (as defined in each agreement) and the termination of such executive's employment agreement, such executive's employment agreement would continue until the earlier of three years from the date of such change of control or the date all of the Company's obligations under the employment agreement are satisfied. In addition, in the event of a change of control, each executive officer would be awarded for each fiscal year during the employment term, an annual bonus in cash at least equal to the average annual bonus payable to such executive in respect of two of the last three fiscal years immediately preceding the date of the change of control in which bonuses paid were higher. In addition, Mr. Beck's employment agreement provides that, in the event of a change of control, he would be entitled to receive a bonus equal to the average annual bonus payable to Mr. Beck from the Company in respect of two of the last three fiscal years immediately preceding the date of any change of control in which the bonuses paid were higher.

           On December 1, 1999, the Company entered into an employment agreement with Peter Duhamel, pursuant to which, effective as of January 10, 2000, the Company agreed to employ Mr. Duhamel. Mr. Duhamel serves as Senior Vice President of the Company, for a term of one year, subject to automatic yearly extensions and certain rights of termination as provided in such agreement. The agreement contains a non-competition clause for one year following termination of the executive's employment. Generally, each employee of the Company has agreed to the assignment to the Company of the employee's rights to any inventions relating to the Company's business or interest which were conceived both prior to and during the period of employment and, except under certain specified conditions, the Company's employees are prohibited from competing for one year with the Company in areas in which he or she was employed.

STOCK INCENTIVE PLANS

           The Board of Directors of the Company adopted the 1991 Stock Option Incentive Plan (the "Option Plan") on August 25, 1991 in order to attract and retain qualified personnel, which Option Plan was approved by the stockholders on August 25, 1991. The Board of Directors adopted the Amended and Restated 1991 Stock Option Incentive Plan (the "Amended Option Plan") in February 1996, which Amended Option Plan amended and restated the Option Plan and was approved by the stockholders of the Company on March 29, 1996. Under the Amended Option Plan, options to purchase up to 625,000 shares of Common Stock were available to be granted to employees, officers, directors and consultants of the Company. The Amended Option Plan terminated in 2001, after which no further options or stock awards may be issued under the Amended Option Plan; all options and other stock awards outstanding under the Amended Option Plan at the termination date shall continue to be outstanding and may be exercised in accordance with their respective terms, until such options or other stock awards expire by their terms.

           The Board of Directors of the Company adopted the 2000 Stock Incentive Plan (the "2000 Plan") in February, 2000. The stockholders of the Company approved the 2000 Plan at the Company's Annual Meeting of Stockholders held on March 31, 2000. Under the 2000 Plan, options or other stock awards with respect to up to 300,000 shares of the Company's Common Stock may be granted to employees, officers, directors and consultants of the Company. The terms of the 2000 Plan are substantially identical to the terms of the Amended Option Plan, except for provisions with respect to the number of shares which may be issued under the 2000 Plan and the expiration date of the 2000 Plan. As of October 31, 2001, no options or other stock awards had been issued under the 2000 Plan. As of October 31, 2002, options to purchase up to an aggregate of 79,800 shares were outstanding under the 2000 Plan and restricted stock awards aggregating 35,000 shares had been issued under the 2000 Plan.

           Each of the Amended Option Plan and the 2000 Plan (collectively, the "Option Plans") is administered by the Compensation Committee of the Board of Directors (the "Committee"). Subject to the terms of the Option Plans, the Committee is authorized to select optionees and determine the number of shares covered by each option and certain of its other terms. The exercise price of stock options granted under the Option Plans may not be less than the fair market value of the Company's Common Stock on the date of the grant. In general, options become exercisable after the first anniversary of the date of grant. The period within which any stock option may be exercised cannot exceed ten years from the date of grant. Options held by a terminated employee expire three months after termination except in the event of death, disability or termination for cause. No one participant may receive, in any one fiscal year, awards under the Option Plans which would entitle the participant to receive more than 50,000 shares.

           In Fiscal 2001, 22,750 options were cancelled under the Amended Option Plan. No options were granted in Fiscal 2001 under either the Amended Option Plan or the 2000 Plan. In Fiscal 2002, 4,500 options were cancelled under the Amended Option Plan. In January 2002, restricted stock awards aggregating 35,000 shares and 79,800 options were granted under the 2000 Plan. In Fiscal 2003, 57,000 options were cancelled under the Amended Option Plan, 39,500 options were granted under the 2000 Plan, 9,000 options were exercised under the 2000 Plan and 500 options were cancelled under the 2000 Plan. As of October 31, 2003, options to purchase up to an aggregate of 109,800 shares were outstanding under the 2000 Plan. As of October 31, 2003, options to purchase up to an aggregate of 413,788 shares were outstanding under the Amended Option Plan.



                    OPTION/SAR GRANTS IN LAST FISCAL YEAR
                             (INDIVIDUAL GRANTS)

                         Number of     Percent of Total
                         Securities      Options/SARs
                         Underlying       Granted to
                       Options/SARs(1)   Employees in      Exercise Or Base
Name                     Granted (#)      Fiscal Year      Price ($/Share)    Expiration Date
---------------------------------------------------------------------------------------------
Andrew L. Simon,           10,000            25.3%              $0.65            1/24/2013
President, Chief
Executive Officer
---------------------------------------------------------------------------------------------
Michael D. Beck, Vice       6,000            15.2%              $0.65            1/24/2013
President, TASA;
President and Chief
Executive Officer,
BETA
---------------------------------------------------------------------------------------------
Peter Duhamel,              6,000            15.2%              $0.65            1/24/2013
Senior Vice President,
TASA
---------------------------------------------------------------------------------------------
Faith Takes, Executive         --              --                  --                   --
Vice President, TESC;
President and Chief
Executive Officer,
MESI
---------------------------------------------------------------------------------------------

(1)	To date, the Company has issued no SARs.


                AGGREGATED OPTION/SAR EXERCISES IN LAST
                FISCAL YEAR AND FY-END OPTION/SAR VALUES


                                                             Number of
                                                             Securities            Value of
                                                             Underlying         Unexercised In-
                                                            Unexercised            the-Money
                                                           Options/SARs(1)      Options/SARs(1)
                                                            at FY-End (#)        at FY-End ($)
------------------------------------------------------------------------------------------------
                            Shares
                         Acquired on     Value Realized      Exercisable/        Exercisable/
    Name                 Exercise (#)         ($)           Unexercisable       Unexercisable
------------------------------------------------------------------------------------------------


Andrew L. Simon,              0                0            161,875/10,000     $37,440/$13,500(2)
President, Chief
Executive Officer
------------------------------------------------------------------------------------------------
Michael D. Beck, Vice         0                0             82,750/6,000      $22,464/$8,100(2)
President, TASA;
President and Chief
Executive Officer,
BETA
------------------------------------------------------------------------------------------------
Peter Duhamel,                0                0             52,000/6,000      $18,480/$8,100(2)
Senior Vice President,
TASA
------------------------------------------------------------------------------------------------
Faith Takes, Executive        0                0                  0                  0
Vice President, TESC;
President and Chief
Executive Officer,
MESI
------------------------------------------------------------------------------------------------

(1)	To date, the Company has issued no SARs.
(2)	Based on the closing price of the Company's Common Stock on
        NASDAQ on October 31, 2003, of $2.00.



                       EQUITY COMPENSATION PLAN INFORMATION
                             AS OF OCTOBER 31, 2003

--------------------------------------------------------------------------------------------
                         Number of                                    Number of securities
                      securities to be                               remaining available for
                        issued upon                                      future issuance
                        exercise of          Weighted-average              under equity
                        outstanding          exercise price of          compensation plans
                      options, warrants     outstanding options,      (excluding securities
                        and rights          warrants and rights       reflected in column (a))
                           (a)                      (b)                         (c)

----------------------------------------------------------------------------------------------
Equity compensation      587,963                  $2.366                      300,425
plans approved by
security holders
----------------------------------------------------------------------------------------------
Equity compensation        --                       --                           --
plans not approved by
security holders
----------------------------------------------------------------------------------------------


OTHER PLANS

           Consultants Stock Incentive Plan.  In March 1997, the
           --------------------------------
Board of Directors of the Company adopted the Consultants Plan, pursuant to which options to purchase up to 50,000 shares of Common Stock may be granted to consultants to the Company. The Consultants Plan is administered by the Board of Directors of the Company. Subject to the terms of the Consultants Plan, the Board is authorized to select optionees and determine the number of shares covered by each option and certain of its other terms. In general, the exercise price of stock options granted under the Consultants Plan is the fair market value of the Company's Common Stock on the date of the grant, however, the Board has the discretion to use another method of valuation if it determines that such other valuation is warranted. In general, options become exercisable six months from the date of grant, although the Board has discretion to set either longer or shorter vesting periods. The period within which any stock option may be exercised cannot exceed ten years from the date of grant. If a consultant's association with the Company is terminated prior to the end of its agreed term, all unexercised, deferred and unpaid awards shall be canceled immediately, except in the event of the Consultant's death or disability. During Fiscal 2002, the Company granted 7,500 options under the Consultants Plan. As of October 31, 2003, 7,500 options were outstanding under the Consultants Plan.

           Directors Plan.  The Company also has a Directors
           --------------
Plan.  See "Directors Compensation" above.

           Profit Sharing Plan. The Company has a qualified
           -------------------
401(k) Profit Sharing Plan. For fiscal years ended before November 1, 2000, the 401(k) Plan allowed eligible employees to contribute up to 15 percent (15%) of income through Company contributions and a salary reduction mechanism. Company contributions to the 401(k) Plan were optional and accrued at the discretion of the Board of Directors. For Fiscal 2000 and Fiscal 1999, the Board of Directors of the Company elected not to make a contribution to the 401(k) Plan. Effective November 1, 2000, the Company amended the 401(k) Plan to provide a matching component under the 401(k) Plan of up to five percent (5%) of each eligible employee's compensation. In addition, the eligibility requirements were amended to that an employee is not eligible until completing twelve months or one thousand hours of employment, and may only enter the 401(k) Plan at specified entry dates.

           Net assets for the 401(k) Plan, as estimated by the Massachusetts Mutual Life Insurance Company which maintains such plan's records, were $2,341,940, $1,735,127 and $1,667,686, at
October 31, 2003, 2002 and 2001, respectively.

           Money Purchase Pension Plan.  In October 1991, the
           ---------------------------
Company adopted a Money Purchase Pension Plan, which has been qualified by the Internal Revenue Service. Under this Plan, for fiscal years ended before November 1, 2000, the Company was required to make an annual contribution to the Plan equal to ten percent (10%) of each eligible employee's compensation. Effective November 1, 2000, the Company amended the Plan to exclude highly compensated employees and to reduce the contribution to five percent (5%) of each eligible employee's compensation. In addition, the eligibility requirements were amended to that an employee is not eligible until completing twelve months of employment, and may only enter the Pension Plan at specified entry dates.

           Net assets for the Money Purchase Pension Plan, as estimated by the Massachusetts Mutual Life Insurance Company which maintains such plan's records, were, and $1,191,537, $940,550, and $936,111 at October 31, 2003, 2002, and 2001,
respectively.

           For Fiscal 2003, Fiscal 2002 and Fiscal 2001, the
Company's retirement costs aggregated $198,000, $142,000 and $146,000, respectively.

REPORT OF THE COMPENSATION COMMITTEE

           The Compensation Committee is comprised entirely of non-management directors. Among the Committee's duties are the responsibility for review the compensation of the executive officers of the Company and reviewing and approving the compensation and benefit policies for management.

           Under the direction of the Compensation Committee, the Company's compensation policies are designed to align the interests of the executives with those of the stockholders. The goal of the policies is to improve profitability and long-term stockholder value by rewarding the executives based on criteria set for corporate and individual performance. The compensation program and policies are also designed to aid in the attraction, motivation and retention of key personnel.

           The Committee uses a combination of salary, cash incentive compensation and equity-based incentive compensation as its total compensation package. The achievement of annual corporate and individual performance goals is a significant factor in assembling a total compensation package for the Chief Executive Officer and other members of senior management. The Chief Executive Officer makes his recommendations to the Compensation Committee with respect to the compensation packages for members of senior management.

           In January of each year, the Compensation Committee reviews the performance of the Company, the Chief Executive Officer and the other members of senior management for the preceding fiscal year. The Compensation Committee also reviews at that time the corporate and individual goals for the current fiscal year. Annual salary increases, cash incentive compensation and equity incentive compensation are set upon completion of such review.

           The Compensation Committee utilizes equity-based incentive compensation as one of the means for best aligning the interests of senior management with the interests of the stockholders. In January 2003, the Compensation Committee made awards to executive officers under the Company's 2000 Plan in the form of stock options, with respect to the Company's performance during Fiscal 2002. Such awards with respect to Fiscal 2002, were somewhat lower than awards in previous years because the Company had fallen short of full achievement of its goals. In January 2004, the Compensation Committee made awards to executive officers in the form of stock options under the 2000 Plan with respect to the Company's performance during Fiscal 2003. In Fiscal 2003, the Company successfully refocused its strategy on assessment products, completed the disposition of its discontinued operations, and generated significant growth in sales revenues. All of the options granted under the 2000 Plan have a one-year vesting period and a ten-year term, and are granted with an exercise price equal to the market price of a share of the Company's Common Stock on the date of the grant.

           The Compensation Committee reviews the performance of Mr. Andrew L. Simon, the Company's Chief Executive Officer, by evaluating the achievement of the corporate and personal objectives set each year in conjunction with the Board's approval of the annual budget and the Company's strategic plan. The Committee considered the positive effects of the consummation of the disposition of the Company's discontinued operations during Fiscal 2003. Other positive achievements of the Company during Fiscal 2003 included significant growth in revenues from sales, the completion of the sale-leaseback of the Company's headquarters, and the early repayment of the Company's outstanding subordinated indebtedness. With respect to the Company's performance in Fiscal 2003, Mr. Simon was awarded a cash bonus of $50,000 which will be paid in Fiscal 2004, and options to purchase 20,000 shares of Common Stock at $2.10 per share, the market price at the time of the grant. In addition, Mr. Simon's base salary was modestly increased to $234,945, from $227,000.

           The Compensation Committee believes that Fiscal 2003 was a year of solid performance by the Company, especially in a somewhat lackluster business environment. The completion of the disposition of the discontinued operations, the consummation of the sale-leaseback of the Company's headquarters and the early repayment of the Company's outstanding subordinated indebtedness combined to enable the Company to refocus its resources on the assessment products market. The results of operations for Fiscal 2003 reflected all of these positive accomplishments, and the Committee feels that the salary adjustments and incentive compensation awarded to the Chief Executive Officer and other members of senior management were appropriate, and would provide further incentive to management to strive for continued improvements in revenues and profitability. The Compensation Committee believes that the compensation program of the Company properly serves to align the interests of the management with the interests of the stockholders.

Respectfully submitted,

The Compensation Committee of TASA
Steven R. Berger
Thomas Struzzieri
David L. Warnock

         SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own beneficially more than ten percent of the Company's outstanding common stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other securities of the Company on Forms 3, 4 and 5, and to furnish the Company with copies of all such forms they file. Based on a review of copies of such reports received by the Company, all of the Company's directors and officers timely filed all reports required with respect to Fiscal 2003 and Fiscal 2002.

             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           In November 1998, the Company, acquired substantially all of the assets of Mildred Elley. The Company financed the acquisition through the issuance of the Debentures, with the Warrants attached, pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement"), with the Cahill, Warnock Entities. Pursuant to the Securities Purchase Agreement, the
Company: (i) issued and sold to the Cahill, Warnock Entities 8% Debentures due 2003 (the "Debentures"), dated October 28, 1998 (the "Purchase Closing Date"), in the aggregate principal amount of $4,000,000, (ii) issued and sold to the Cahill, Warnock Entities, as additional consideration for purchasing the Debentures, the Warrants to acquire an aggregate of 690,229.5 shares of the Company's Common Stock, which, on the Purchase Closing Date, constituted 20% of the Company's issued and outstanding common stock on a fully diluted basis, after giving effect to the transactions contemplated in the Securities Purchase Agreement and (iii) authorized the issuance and sale in the future to the Cahill, Warnock Entities of additional shares of the Company's Common Stock upon the Company's exercise of a put option, the terms and conditions of which are set forth in the Securities Purchase Agreement. The exercise price of the Warrants upon issuance was $1.40 per share of Common Stock, subject to certain antidilution adjustments set forth in the Warrants. On December 3, 1999, in exchange for the Cahill, Warnock Entities' consent, among other things, to subordinate the Debentures to certain financing the Company was seeking to obtain in connection with the implementation of the Company's strategic plan and pursuant to a Consent, Agreement and Amendment, dated as of December 3, 1999, among the Company and the Cahill, Warnock Entities, the Board of Directors of the Company approved a repricing of the Warrants to an exercise price of $1.125 per share of Common Stock, subject to the same antidilution adjustments referred to above. On October 1, 2002, the Company and the Cahill Warnock entities agreed to an extension of the maturity date of the Debentures from October 28, 2003 until February 1, 2004. Using a portion of the proceeds from the sale of MLP and the sale/leaseback of the Company's headquarters building, both of which occurred in Fiscal 2003, the Company prepaid the outstanding Debentures in the fourth quarter of Fiscal 2003. A portion of the Warrants held by the Cahill, Warnock Entities expired at the end of Fiscal 2003, leaving the Cahill Warnock Entities with an aggregate of 138,047 warrants outstanding until April 2005.

           Pursuant to the Investor Rights Agreement between the Company and the Cahill, Warnock Entities, the Company has agreed that so long as the Cahill, Warnock Entities own at least 50% of the Warrants (or if the Warrants have been exercised, the shares issuable pursuant thereto), the Cahill, Warnock Entities shall have the right to nominate two directors to the Board of Directors of the Company. David L. Warnock and Donald W. Hughes are the current directors who were nominated by the Cahill, Warnock Entities. Pursuant to the Investor Rights Agreement, the directors and executive officers have agreed, at each meeting of stockholders for the purpose of electing directors, to cast their eligible votes in favor of the nominees of the Cahill, Warnock Entities.

           As of January 2, 1997, the Company purchased all of the outstanding capital stock of BETA from the holders of such shares for a purchase price equal to (i) $130,000 in cash, (ii) $150,000 payable in promissory notes (the "Notes"), bearing interest at the rate of 8.25% and maturing on January 2, 1999, and (iii) 150,000 shares of the Company's Common Stock. The Notes were paid in December 1998. Michael D. Beck, Vice President and Director of the Company and President and Chief Executive Officer of BETA, Connie Beck, Mr. Beck's wife, and Amanda Beck, Mr. Beck's daughter, were the shareholders of BETA at the time of its acquisition. Pursuant to the Stock Purchase Agreement, Mr. Beck had the option to repurchase all of the outstanding capital stock of BETA from the Company for a period of six years from the Agreement Date. This option expired unexercised on January 2, 2003.

           In November 1998, the Company purchased substantially all of the assets of Mildred Elley for an aggregate purchase price of $3,000,000, paid a portion in cash and the balance with
a five-year promissory note.   Simultaneous with the closing of
such purchase, the Company's subsidiary entered into an employment agreement with Faith Takes, pursuant to which Ms. Takes agreed to remain as the President and Chief Executive Officer of the Company's post-secondary proprietary schools division. Effective June 3, 2003, the Company completed the disposition of the proprietary school business, and sold Mildred Elley to its current president and former owner. At closing, the Company received $50,000 in cash proceeds from the sale. In addition it will receive 25% of the proceeds from the sale or refinancing of the schools to a third party, which must take place within seven years from the date of closing.
Substantially all the assets and liabilities on the balance sheet were acquired by the purchaser, and all pending litigations with the previous owner of the school was settled.

           One of the Company's directors, Steven R. Berger, through September 30, 2002, was a partner in Salans, which acted as special securities counsel to the Company. The Company paid legal fees of $58,043 and $62,217, to Salans for Fiscal 2002 and 2001, respectively. As of October 1, 2002, Mr. Berger became a shareholder in Vedder, Price, Kaufman & Kammholz, P.C. The Company has retained Vedder, Price, Kaufman & Kammholz, P.C. as its special securities counsel, and the Company paid an aggregate of $83,082 in legal fees to Vedder Price in Fiscal 2003.

                       INDEPENDENT AUDITORS

           The Audit Committee of the Board of Directors of the Company has engaged the firm of Lazar, Levine & Felix LLP ("Lazar") as its independent auditors for the 2004 fiscal year. Lazar has been serving the Company in this capacity since September 1995. A representative from Lazar will be present at the Meeting and will be given the opportunity to make a statement if the representative desires to do so. The representative is expected to be available to respond to appropriate questions.

           In Fiscal 2003 and Fiscal 2002, the Company incurred the following professional fees from Lazar:

           Audit Fees.  In Fiscal 2003 and Fiscal 2002, the
           ----------
Company incurred $85,042 and $105,000, respectively, in fees in connection with the audits of the Company's annual financial statements for the fiscal years ended October 31, 2003 and October 31, 2002, respectively, and for the reviews of the financial statements of the Company included in the Company's quarterly reports for such fiscal years. The audit fees for Fiscal 2002 included $12,000 in fees accrued for the audit of the Company's financial statements for Fiscal 2001.

           Audit-Related Fees.  In Fiscal 2002, the Company
           ------------------
incurred $35,750 in fees in connection with Lazar's audits of the Company's performance during Fiscal 2001 and Fiscal 2002 of a contract to provide assessment and scoring services for a particular state. In Fiscal 2003, the Company incurred $12,100 in fees in connection with Lazar's audits of the Company's performance during Fiscal 2002 and Fiscal 2003 under that same state contract. Such audits were required by the state contract. In addition, the Company incurred $11,000 in Fiscal 2003 and $8,390 in Fiscal 2002 in fees for a separate Department of Education audit required for Mildred Elley, prior to the disposition of such division.

           Tax Fees.  The Company did not incur any fees to Lazar
           --------
in Fiscal 2003 or Fiscal 2002 for services related to tax compliance, tax planning, and reporting

           All Other Fees.  For all other services, the Company
           --------------
incurred an aggregate of $16,544 and $8,560, respectively, in fees to Lazar during the Fiscal 2003 and Fiscal 2002, respectively, for all non-audit services. These services were rendered principally in connection with the sale of the Company's post-secondary school division and instructional materials division which have been classified as discontinued operations.

           The Audit Committee believes that, on the basis of the relevant facts and circumstances pertaining to that firm's engagement by the Company, Lazar satisfies the requirements for independence from the Company.

           Audit Committee Pre-Approval of Audit Services and
           --------------------------------------------------
Permissible Non-Audit Services.  Consistent with Sarbanes-Oxley
------------------------------
and the SEC regulations promulgated thereunder, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services to be performed by the Company's independent accountants.

                      OTHER INFORMATION

           Accompanying this Proxy Statement and the notice of meeting which is the first page of this Proxy Statement is the Company's Proxy and Annual Report for its fiscal year ended
October 31, 2003.

                 PROPOSALS OF SECURITY HOLDERS

           Proposals of security holders intended to be presented at the next Annual Meeting must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting no later than October 31, 2004.

                  AVAILABILITY OF ANNUAL REPORT

           COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB
FOR THE FISCAL YEAR ENDED OCTOBER 31, 2003, AS FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED FREE OF
CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO:

        Ms. Linda G. Straley, Vice President and Secretary,
     Touchstone Applied Science Associates, Inc., P.O. Box 382,
         4 Hardscrabble Heights, Brewster, New York 10509.

                                          LINDA G. STRALEY
                                          Vice President and
                                          Secretary

Brewster, New York
March 31, 2004

                                                        EXHIBIT A

              TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.

              AMENDED AND RESTATED AUDIT COMMITTEE CHARTER


PURPOSE

           The Audit Committee (the "Committee") of the Board of Directors of Touchstone Applied Science Associates, Inc. (the "Company") will assist the Board in fulfilling its responsibilities to stockholders and the investment community relating to the Company's accounting and financial reporting practices, internal controls and audit process. The Committee's primary duties and responsibilities are to: (1) serve as an independent and objective body to monitor the financial reporting process and internal controls of the Company, (2) oversee the quality and integrity of the financial statements of the Company;
(3) review and appraise the qualifications, performance and independence of the Company's independent auditors; and (4) monitor the compliance by the Company with legal and regulatory requirements.

ORGANIZATION

           Number of Members. The Committee shall consist of not
           -----------------
less than three members, each of whom shall be a director of the Company. The size of the Committee may be expanded by the Board of Directors.

           Independence.  For so long as the Company does not have
           ------------
any securities listed on the New York Stock Exchange, the Nasdaq Stock Market or any other exchange regulated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a majority of the members of the Committee shall be "independent", as determined by the Board in accordance with the Sarbanes-Oxley Act of 2002 (the "Act") and the Exchange
Act. If, after the date hereof, the Company's Common Stock shall be listed on the New York Stock Exchange, the Nasdaq Stock Market or any other exchange regulated under the Exchange Act, each member of the Committee shall be "independent" in accordance with the Act, the Exchange Act and the applicable rules and listing standards of such exchange.

           Financial Sophistication.  Each member of the Committee
           ------------------------
shall be financially literate at the time of his or her appointment, or shall become financially literate within a reasonable time after appointment to the Committee. At least one member of the Committee shall qualify as a "financial expert"
(as defined in the Act, the Exchange Act and the rules and regulations thereunder).

           Meetings.  The Committee shall hold not less than four
           --------
meetings in each fiscal year, and the Committee may meet as frequently as it deems necessary. In this regard, the Committee shall meet regularly (and as frequently as the Committee determines to be necessary) with the Company's independent public accountants and management in separate executive sessions. The Committee will meet at such places and times as its members decide, and the Committee may meet by telephone conference call or other electronic means whereby each person attending the meeting can hear all of the others. The Committee shall elect a chairman and a secretary from among its members. For each meeting, an agenda will be established by the chairman and minutes will be kept and submitted to the Board of Directors. On request of the Committee, any officer or employee of the Company or the Company's counsel may attend one or more meetings of the Committee.

RESPONSIBILITIES

           The Committee will carry out the responsibilities mandated for it by applicable laws, rules and regulations, including, without limitation, the Act, the Exchange Act, and any stock exchange on which the securities of the Company may be listed, as well as such responsibilities as are deemed reasonably appropriate for its purposes by the Committee or the Board of Directors. The Committee will maintain flexibility in its policies and procedures to permit it to react effectively to changing conditions.

           The Committee is authorized to retain persons having special competence, legal counsel and other advisors as it may determine to be necessary or appropriate to assist the Committee in fully complying with all of its duties and obligations as set forth in this Charter. The Board shall ensure that the Committee is adequately funded for performing its responsibilities, including sufficient funding for the engagement of separate legal counsel or other advisors.

           In fulfilling its responsibilities, the Committee will, among other things, carry out the duties set forth below and will have all authority of the Board of Directors to do so. All employees of the Company are directed to cooperate with the Committee in its fulfillment of its responsibilities.

General Relation with Independent Auditors

..       The Committee shall have the sole authority to retain and
        terminate the independent auditors for the Company and to approve any non-audit services proposed to be provided by the independent auditors.

..       The Committee shall review annually the terms of engagement and performance of the Company's independent auditors. In connection therewith, the Committee shall have the sole authority to approve all audit engagement fees and terms.

..       The Committee shall affirm, not less than annually, the
        independence of the Company's independent auditors and obtain from them a written communication delineating all their relationships and professional services to the Company. The Committee shall recommend to the Board of Directors appropriate action to oversee the continuing independence of the auditors.

..       The Committee shall pre-approve, or shall adopt appropriate procedures to pre-approve, all permissible non-audit services, and the scope and fees relating to such non-audit services, to be provided by the independent auditors. Permissible non-audit services shall be limited to those services specified under the Act, the Exchange Act and, if applicable, the listing standards of an exchange on which the Company's Common Stock is listed for trading.

..       The Committee shall meet not less than annually with the
        independent auditors and the Company's financial management to review the scope and procedures of (i) the audit of the annual financial statements, (ii) the reviews of the Company's quarterly financial statements, (iii) the Company's internal controls, and (iv) any other matters required to be discussed with such auditors under applicable law, rule, regulation or accounting or auditing standard.

Annual Audit and Quarterly Reviews

..       The Committee shall review with the Company's financial
        management and the independent auditors (i) prior to filing with the SEC, the financial statements contained in each of the Company's Forms 10-K and Annual Reports to Stockholders (and the associated Management's Discussion and Analysis) to determine that the independent auditors are satisfied with the financial statements and financial disclosure to be presented to the stockholders; (ii) the results of management's and the independent auditors' analysis of significant financial reporting issues and practices, including changes in accounting principles and disclosure practices or the adoption of new principles and practices; and (iii) their respective judgments about the quality, not merely the acceptability, of the accounting and financial disclosure practices used or proposed to be used and alternative disclosures, and underlying estimates, and other significant decisions made in preparing the financial statements; and (iv) any other matters required to be communicated to the Committee by the auditors.

..       The Committee shall review with the Company's financial
        management and the independent auditors: (i) all quarterly financial statements (and the associated Management's Discussion and Analysis) reasonably prior to the filing of the related Form 10-Q; and (ii) any other matters required to be communicated to the Committee by the independent auditors.

..       The Committee shall review with the Company's management
        each press release relating to the Company's results for any fiscal period, prior to the issuance of any such press release.

..       The Committee shall report the results of each annual audit and quarterly review to the Board of Directors and recommend to the Board of Directors the inclusion of the Company's audited financial statements in the Company's Annual Report, or the unaudited quarterly financial statements in the Company's Quarterly Report.

Internal Controls and Practices

..       The Committee shall, on a quarterly basis, review with the independent auditors and the Company financial and accounting personnel, the adequacy and effectiveness of the Company's existing internal accounting and financial controls, and shall elicit any recommendations for their improvement or for the implementation of new or more detailed controls or procedures in particular areas. The Committee shall conduct such review in accordance with applicable law. The Committee will emphasize in particular the adequacy of internal controls to provide reasonable assurance that the Company's publicly released financial statements are presented fairly and in accordance with generally accepted accounting principles.

Public Disclosures about the Committee

..       The Committee shall prepare and review with counsel and the
        Company's management, on a timely basis, all reports of the Committee required under the Act, the Exchange Act and if applicable, the listing standards of any exchange on which the Company's Common Stock is listed for trading, or otherwise to be set forth in the Company's proxy statements and annual reports. Such report shall include an assessment of the Committee's performance of its responsibilities.

..       The Committee shall ensure that a copy of this Charter is
        annexed to the Company's proxy statements not less than once every three years and is otherwise publicly available.

Periodic Assessment of this Charter

..       The Committee shall obtain the Board of Directors' approval of this Charter, and shall review and reassess this Charter as conditions dictate, but not less than annually. The Committee shall obtain the Board of Director's approval of any amendments deemed necessary or desirable.

General

..       The Committee shall investigate any matter involving the
        Company's accounting or financial reporting practices or internal controls and any other matter brought to the Committee's attention and within the scope of its duties. The Committee shall have the power to retain outside counsel or consultants with respect to any matter within its responsibilities if, in its judgment, such retention is necessary or appropriate.

..       The Committee shall periodically review the Company's
        compliance policy statements and Code of Conduct to determine the whether modifications are appropriate and review with appropriate members of the Company's management the program for monitoring compliance with such statements and code, and shall recommend to the Board, as appropriate, changes in such statements, code and related compliance procedures.

..       The Committee shall review and assess transactions involving the Company and related parties and related potential conflicts of interest and advise the Board in such regard as appropriate.

..       The Committee shall review, with Company counsel as needed, legal and regulatory matters that may have a material effect on the financial statements and the Company's related compliance policies and, in general, the Company's compliance policies and procedures.

..       The Committee shall inquire of management and the
        independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

..       The Committee shall provide sufficient opportunity for the independent auditors to meet with the Committee without members of management present, and shall discuss in such meetings, among other things, the independent auditors' evaluation of the Company's financial and accounting personnel, and the level of cooperation accorded to the independent auditors during the course of audit.

..       The Committee shall also provide a forum to facilitate free and open communication among the Company's directors, independent auditors and management and, generally, to maintain an environment which is conducive to complete, accurate and timely financial reporting. In addition, the Committee shall review the Company's procedures for allowing direct communication from the stockholders to the Board.

..       The Committee shall periodically review the adequacy of the
        Company's accounting and financial resources and plan of personnel succession.

March 2004

                                                        EXHIBIT B

              TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.

                    COMPENSATION COMMITTEE CHARTER

ORGANIZATION

           The Compensation Committee (the "Committee") shall be a committee of the Board of Directors composed of at least three Directors, each of whom is free of any relationship that, in the opinion of the Board of Directors, would interfere with his/her exercise of independent judgment as a Committee member. Members of the Committee shall be appointed and may be removed by the Board of Directors.

STATEMENT OF PURPOSE

           The purpose of the Committee shall be to assist the Board of Directors in fulfilling its oversight responsibilities with respect to executive compensation matters.

AUTHORITY AND RESPONSIBILITIES

           In furtherance of the Committee's purpose, the Committee shall have the following authority and direct responsibilities:

           1. reviewing and approving corporate goals and objectives relevant to the compensation of the Corporation's Chief Executive
Officer, evaluating the performance of the Chief Executive
Officer in light of those goals and objectives, and, either as a committee or together with the other independent members of the Board of Directors (as directed by the Board), determining and approving the compensation level for the Chief Executive Officer based upon such evaluation.

           2. making recommendations to the Board of Directors with respect to non-Chief Executive Officer compensation, incentive-compensation plans and equity-based plans.

           3. producing a report of the Committee on executive compensation as required by the Securities and Exchange
Commission to be included in the Corporation's annual proxy statement or annual report on Form 10-K filed with the Securities and Exchange Commission.

           The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its sole discretion.

           The Committee shall have the authority to retain such compensation consultants, outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

           The Committee shall report its actions and recommendations to the Board of Directors after each Committee meeting and shall conduct and present to the Board of Directors an annual performance evaluation of the Committee. The Committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the Board of Directors for approval.

MEETINGS

           The Committee will meet regularly and additional meetings may occur as the Committee or its Chair deems advisable. The majority of members of the Committee shall constitute a quorum.
The action of a majority of members at a meeting at which a quorum is present will be the action of the Committee. The
Committee will keep adequate minutes of all its meetings, and will report its actions and recommendations to the Board. The
Committee is governed by the same rules regarding meetings as outlined in the Corporation's bylaws.

March 2004

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


                TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
           PROXY-Annual Meeting of Stockholders-April 30, 2004
                 PROXY SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned, a stockholder of TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC., a Delaware corporation (the
"Company"), does hereby appoint ANDREW L. SIMON and LINDA G. STRALEY, and each of them, the true and lawful attorneys and proxies, with full power of substitution, for and in the name, place and stead of the undersigned, to vote, as designated below, all of the shares of stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the headquarters of the Company at 4 Hardscrabble Heights, Brewster, New York 10509, on April 30, 2004, at 10:00 a.m., local time, and at any adjournment or adjournments thereof.


        Please mark
[X]     votes as in
        this example

   UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED IN ACCORDANCE
           WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

1.   Election of Directors

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES.

     Nominees: Michael D. Beck, Steven R. Berger, Donald W. Hughes,
               Chris L. Nguyen, Andrew L. Simon, Linda G. Straley, Thomas G. Struzzieri, and David L. Warnock



                                         WITHHELD
                    FOR ALL   [  ]       FROM ALL  [  ]
                    NOMINEES             NOMINEES


     For, except vote withheld from the following nominee(s):

     [ ] ____________________________________________________


2. To vote with discretionary authority with respect to all other matters which may come before the meeting.

The undersigned hereby revokes any proxy or proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or either one of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. Both of said proxies or their substitutes who shall be present and act at the meeting, or if only one is present and acts, then that one, shall have and may exercise all of the powers hereby granted to such proxies. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated March __, 2004, and a copy of the Annual Report for the fiscal year ended October 31, 2003.


[  ]  MARK HERE FOR ADDRESS CHANGE AND INDICATE CHANGE:



Signature:                                             Date
           ----------------------------------------         -----------------

Signature:                                             Date
           ----------------------------------------         -----------------


NOTE: Your signature should appear the same as your name appears hereon. In signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.